Exhibit 10.11

EXECUTION VERSION

JOINT VENTURE FORMATION FRAMEWORK AGREEMENT

BY AND AMONG

Montana Technologies llc,

GE VENTURES LLC

and

GE VERNOVA LLC
(solely for the purposes set forth herein)

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01. Definitions	1

ARTICLE II

Closing

SECTION 2.01. Closing Date	6
SECTION 2.02. Transactions to be Effected at the Closing	6

ARTICLE III

Representations and Warranties of GE Vernova

SECTION 3.01. Organization, Standing and Corporate Power	7
SECTION 3.02. Authority; Noncontravention	7
SECTION 3.03. Legal Proceedings	8
SECTION 3.04. Intellectual Property	8
SECTION 3.05. Taxes	8
SECTION 3.06. Broker’s Fees	9
SECTION 3.07. No Other Representations or Warranties	9

ARTICLE IV

Representations and Warranties of MT

SECTION 4.01. Organization, Standing and Corporate Power	9
SECTION 4.02. Authority; Noncontravention	9
SECTION 4.03. Legal Proceedings	10
SECTION 4.04. Intellectual Property	10
SECTION 4.05. Taxes	10
SECTION 4.06. Broker’s Fees	10
SECTION 4.07. No Other Representations or Warranties	11

ARTICLE V

Representations and Warranties of MT Regarding the Company

SECTION 5.01. Organization, Standing and Corporate Power	11
SECTION 5.02. Authority; Noncontravention	12

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ARTICLE VI

Covenants Relating to Conduct of Business

SECTION 6.01. Conduct of Business	13
SECTION 6.02. Conduct of the Company	13
SECTION 6.03. Commercially Reasonable Efforts	14
SECTION 6.04. Notice of Certain Events	14
SECTION 6.05. Access to Information	14
SECTION 6.06. Public Announcements	14

ARTICLE VII

Tax Matters

SECTION 7.01. Transfer Taxes	15
SECTION 7.02. Tax Forms	15
SECTION 7.03. Intended Tax Treatment	15

ARTICLE VIII

Conditions to Closing

SECTION 8.01. Conditions to Each Party’s Obligations for the Closing	15
SECTION 8.02. Conditions to Obligations of MT for the Closing	16
SECTION 8.03. Conditions to Obligations of GE Vernova for the Closing	16

ARTICLE IX

Indemnification

SECTION 9.01. Indemnification	17

ARTICLE X

Termination

SECTION 10.01. Termination	17
SECTION 10.02. Effect of Termination	18
SECTION 10.03. Fees and Expenses	18

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EXHIBITS

Exhibit A	A&R LLC Agreement
Exhibit B	Intellectual Property Agreement
Exhibit C	Master Services Agreements

iii

JOINT VENTURE FORMATION FRAMEWORK AGREEMENT (this “Agreement”) dated as of January 25, 2024, by and among MONTANA TECHNOLOGIES LLC, a Delaware limited liability company (“MT”), GE VENTURES LLC, a Delaware limited liability company (“GE Vernova”) (each, a “Party” and together, the “Parties”), and, solely for the purposes specified herein, GE VERNOVA LLC, a Delaware limited liability company (“GE Vernova Parent”).

WHEREAS the Parties desire to jointly establish a Delaware limited liability company (the “Company”);

WHEREAS, on January 5, 2024, the Certificate of Formation of the Company was filed with the Office of the Secretary of State of the State of Delaware by an authorized person in accordance with the Delaware Liability Company Act, 6 Del. C §§18-101, et seq.;

WHEREAS, MT, as the sole initial member of the Company, entered into the Original LLC Agreement;

WHEREAS, on the Closing Date, subject to the terms and conditions set forth herein, the Original LLC Agreement will be amended and restated in the form of the A&R LLC Agreement; and

WHEREAS, in furtherance of the foregoing, subject to the terms and conditions set forth herein, among other things, at the Closing and pursuant to the A&R LLC Agreement, (a) MT (i) will enter into the Intellectual Property Agreement with GE Vernova Parent and the Company and (ii) will make the MT Closing Date Capital Contribution and agree to make the additional capital contributions in accordance with the A&R LLC Agreement in connection with the issuance by the Company of Class A Interests to MT, and (b) (i) GE Vernova Parent will enter into the Intellectual Property Agreement with MT and the Company and (ii) GE Vernova will make the GE Closing Date Capital Contribution in connection with the issuance by the Company of Class B Interests to GE Vernova.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the conditions set forth herein, the Parties and GE Vernova Parent agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. The following terms shall have the following meanings and, unless stated otherwise, all references to “Exhibit”, “Section” or “Schedule” herein shall be to such Exhibit, Section or Schedule to this Agreement:

“A&R LLC Agreement” means the amended and restated limited liability company operating agreement of the Company, substantially in the form attached hereto as Exhibit A, to be entered into at Closing by and among GE Vernova, MT and the Company.

“Affiliate” has the meaning ascribed to such term in the A&R LLC Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Regions” has the meaning ascribed to such term in the A&R LLC Agreement.

“Battelle” means Battelle Memorial Institute, an Ohio non-profit corporation.

“Battelle License Agreement” means that certain amended and restated license agreement number 530271 by and between Battelle and MT, dated as of October 14, 2021.

“Battelle License Amendment” means the amendment to the Battelle License Agreement, to be entered into at Closing by and among MT and Battelle, adding the Company as a Named Affiliate (as defined therein) with respect to the Applicable Regions in form and substance reasonably acceptable to GE Vernova.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in New York, New York are authorized or required by Law to close.

“Certificate of Formation” means the Certificate of Formation of the Company filed on January 5, 2024, and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

“Class A Interests” has the meaning ascribed to such term in the A&R LLC Agreement.

“Class B Interests” has the meaning ascribed to such term in the A&R LLC Agreement.

“Closing” has the meaning set forth in Section 2.01.

“Closing Date” has the meaning set forth in Section 2.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Recitals.

“Company Interests” has the meaning set forth in Section 5.01(b).

“Confidentiality Agreement” means the non-disclosure agreement dated October 17, 2022, by and between General Electric Company, including its subsidiaries and affiliates, acting through GE Research, and MT.

“Contract” means any contract, license, sublicense, undertaking or other legally binding agreement or instrument, whether written or oral.

“Encumbrances” means any license, obligation to license, covenant or obligation to forebear from suit, charge, claim, equitable interest, lien, lien for taxes, option, pledge, hypothecation, security interest, title retention, right of first refusal or negotiation, adverse claim or restriction of any kind (including any restriction on transfer or other assignment, as security or otherwise) of or relating to use, transfer, receipt of income or exercise of any other attribute of ownership, or any agreement to create any of the foregoing.

“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

“Equity Financing” means one or more equity financings obtained by MT, the proceeds of which will in part be used to make the MT Closing Date Capital Contribution and any additional capital contributions to be made by MT in accordance with the A&R LLC Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“GE Closing Date Capital Contribution” has the meaning ascribed to such term in the A&R LLC Agreement.

“GE Group” means GE Vernova Parent and its Subsidiaries.

“GE IP Assets” means all Intellectual Property licensed or purported to be licensed by GE Vernova Parent, on behalf of itself and each of its applicable Subsidiaries, to the Company under the Intellectual Property Agreement.

“GE IP License” means the licenses granted by GE Vernova Parent, on behalf of itself and each of its applicable Subsidiaries, pursuant to the Intellectual Property Agreement.

“GE Vernova” has the meaning set forth in the Preamble.

“GE Vernova Parent” has the meaning set forth in the Preamble.

“Governmental Entity” means any government, court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.

“Guarantee” has the meaning set forth in Section 11.01(a).

“Guaranteed Obligations” has the meaning set forth in Section 11.01(a).

“Indemnified Persons” has the meaning set forth in Section 9.01.

“Intellectual Property” has the meaning set forth in the Intellectual Property Agreement.

“Intellectual Property Agreement” means the Intellectual Property Agreement, to be entered into at Closing by and among MT, GE Vernova Parent and the Company, substantially in the form of Exhibit C hereto.

“Intended Tax Treatment” has the meaning set forth in Section 7.03.

“IP Assets” means the GE IP Assets and the MT IP Assets.

“Knowledge” means (a) with respect to GE Vernova, with respect to any matter in question, the actual knowledge of the Carbon Capture Leader designated by GE Vernova as of the applicable time of determination and (b) with respect to MT, with respect to any matter in question, the actual knowledge of Matt Jore.

“Laws” means all multinational, federal, national, state, provincial, municipal and local laws (including common and civil law), treaties, statutes, acts, codes, ordinances, directives, resolutions (ministerial or other), by-laws, rules, regulations, implementing rules or regulations or other requirements enacted, adopted, promulgated, applied or interpreted by any Governmental Entity, in each case, having the force of law.

“Liabilities” means liabilities, debts, claims, demands, expenses, commitments and obligations, whether known or unknown, contingent or absolute, of every kind and description.

“Losses” has the meaning set forth in Section 9.01.

“Master Services Agreements” means, collectively, (a) the Master Services Agreement, including the initial statement of work attached thereto, to be entered into at Closing by and between MT and the Company and (b) the Master Services Agreement, including the initial statement of work attached thereto, to be entered into at Closing by and between GE Vernova and the Company, in each case, substantially in the form of Exhibit C hereto.

“MT” has the meaning set forth in the Preamble.

“MT Closing Date Capital Contribution” has the meaning ascribed to such term in the A&R LLC Agreement.

“MT IP Assets” means all Intellectual Property licensed by MT to the Company under the Intellectual Property Agreement.

“MT IP License” means the licenses granted by MT pursuant to the Intellectual Property Agreement.

“MT Parent” has the meaning ascribed to such term in the A&R LLC Agreement.

“Order” means any injunction, judgment, decision, consent decree, compliance order, subpoena, verdict, ruling, award, arbitral award, assessment, direction, instruction, penalty, sanction, writ, decree or other order entered, issued, made, rendered or imposed by any Governmental Entity.

“Original LLC Agreement” means the limited liability company agreement of the Company, effective as of January 5, 2024.

“Parties” and “Party” have the meanings set forth in the Preamble.

“Permit” means any permit, license, approval, consent or authorization issued by a Governmental Entity.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Pre-Closing Period” has the meaning set forth in Section 6.01(a).

“Proceeding” means any demand, suit, litigation, arbitration, claim (including any cross-claim or counter-claim), action, investigation or other proceeding (including any civil, criminal, administrative, judicial, investigative or appellate proceeding).

“Representatives” means, with respect to any Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives of such Person.

“Restraints” has the meaning set forth in Section 8.01(a).

“Securities Act” means the United States Securities Act of 1933.

“Subsidiary” of any Person means a corporation, partnership, limited liability company, trust, joint venture or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority of such Person) are or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such entity is, in the case of clause (i) or (ii), now or hereafter owned or controlled, directly or indirectly, by such Person (either alone or through or together with any other Subsidiary of such Person).

“Tax” or “Taxes” means all taxes, imposts, duties, customs, withholdings (including withholdings for social charges), charges, fees, levies or other assessments imposed by any Taxing Authority, whether domestic or foreign (including income, excise, property, sales, use, transfer, conveyance, payroll or other employment-related tax, license, registration, ad valorem, value added, withholding, social charges, social security, national insurance (or other similar contributions or payments), franchise, estimated severance, stamp taxes, windfall profit, production, alternative or add-on minimum taxes, taxes based upon or measured by capital stock, net worth or gross receipts and other taxes), in each case in the nature of a tax, together with all interest, fines, penalties and additions attributable to or imposed with respect to such amounts.

“Taxing Authority” means any federal, state or local, domestic or foreign Governmental Entity exercising regulatory authority in respect of taxes.

“Termination Date” has the meaning set forth in Section 10.01(b).

“Transaction Agreements” means this Agreement, the Intellectual Property Agreement, the A&R LLC Agreement and the Master Services Agreements.

“Transactions” means the transactions contemplated by this Agreement, including the formation and operation of the Company.

“Transfer Taxes” means all sales (including bulk sales), use, transfer, real estate transfer, recording, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and fees arising out of, in connection with or attributable to the Transaction.

ARTICLE II

Closing

SECTION 2.01. Closing Date. The closing (the “Closing”) will take place via electronic (including pdf, DocuSign or otherwise) exchange of documents at 10:00 a.m. (New York City time) on the third Business Day following the satisfaction (or, to the extent permitted by applicable Law, waiver by the Party entitled to the benefits thereof) of the conditions set forth in Article VIII, or at such other place, time and date as shall be agreed in writing between MT and GE Vernova. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. The Closing shall be deemed to be effective as of 12:01 a.m., New York City time, on the Closing Date.

SECTION 2.02. Transactions to be Effected at the Closing. At the Closing:

(a) Company Closing Deliverables. MT shall cause the Company to deliver to each of GE Vernova and MT, (i) a counterpart of the A&R LLC Agreement, duly executed by the Company, (ii) counterparts of the Master Services Agreements, duly executed by the Company, (iii) a valid, true and properly executed Internal Revenue Service Form W-9 (or any applicable successor form) from the Company, dated as of the Closing Date and (iv) a counterpart of the Intellectual Property Agreement, duly executed by the Company.

(b) GE Closing Deliverables. GE Vernova Parent and GE Vernova, as applicable, shall deliver (or cause their Affiliates to deliver) (i) to each of MT and the Company, (A) a counterpart of the A&R LLC Agreement, duly executed by GE Vernova, (B) a counterpart of the applicable Master Services Agreement, duly executed by GE Vernova Parent, and (C) a valid, true and properly executed Internal Revenue Service Form W-9 (or any applicable successor form) from each of GE Vernova and any Affiliate thereof that is a licensor or, if GE Vernova or any such licensor is a “disregarded entity” for U.S. federal income tax purposes, the regarded parent entity of GE Vernova or such licensor, as applicable, of any GE IP Assets registered in the U.S. to the Company, in each case dated as of the Closing Date, (ii) to the Company, a counterpart of the Intellectual Property Agreement, duly executed by GE Vernova Parent and (iii) to MT, the certificate required to be delivered by GE Vernova and GE Vernova Parent pursuant to Section 8.02(c).

(c) MT Closing Deliverables. MT shall deliver (i) to each of GE Vernova and the Company, (A) a counterpart of the A&R LLC Agreement, duly executed by MT, (B) a counterpart of the applicable Master Services Agreement, duly executed by MT, and (C) a valid, true and properly executed Internal Revenue Service Form W-9 (or any applicable successor form) from MT, dated as of the Closing Date, and (ii) to the Company, (A) a counterpart of the Intellectual Property Agreement, duly executed by MT, and (B) a duly executed copy of the Battelle License Amendment and (iii) to GE Vernova, the certificate required to be delivered by MT pursuant to Section 8.03(c).

(d) Closing Date Capital Contribution. MT shall make the MT Closing Date Capital Contribution and GE Vernova shall make the GE Closing Date Capital Contribution, in each case by wire transfer to the Company of immediately available funds.

ARTICLE III

Representations and Warranties of GE Vernova

GE Vernova and GE Vernova Parent, as applicable, represent and warrant to MT as of the date of this Agreement and as of the Closing as follows:

SECTION 3.01. Organization, Standing and Corporate Power. GE Vernova (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has the corporate power to own, lease and operate its assets and to conduct its business as currently conducted, (c) is duly qualified to do business and is in good standing in the jurisdiction of its organization, and (d) is not in violation of any of the provisions of its organizational documents.

SECTION 3.02. Authority; Noncontravention.

(a) GE Vernova has all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements to which GE Vernova is or will be a party, to perform its obligations hereunder and thereunder and consummate the Transactions. The execution and delivery of this Agreement and the other Transaction Agreements to which GE Vernova is or will be a party, as applicable, and the consummation of the Transactions have been duly authorized and approved by all necessary corporate action on the part of GE Vernova. This Agreement has been and the other Transaction Agreements to which GE Vernova is or will be a party will be as of the Closing duly executed and delivered by GE Vernova and, assuming due authorization, execution and delivery by MT and the Company, as applicable, each constitutes the valid and binding obligation of GE Vernova, enforceable against GE Vernova in accordance with its terms, subject to the effect of any Enforceability Exceptions.

(b) The execution and delivery by GE Vernova of this Agreement and the other Transaction Agreements to which GE Vernova is or will be a party do not, and the consummation of the Transactions will not, (i) result in the creation of an Encumbrance on any assets of GE Vernova, other than pursuant to the A&R LLC Agreement, or (ii) conflict with, or result in any violation of, breach of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with, (A) any provision of the organizational documents of GE Vernova, or (B) any Permit, Law or Order applicable to GE Vernova or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to GE Vernova in connection with the execution and delivery of this Agreement or the other Transaction Agreements to which GE Vernova is or will be a party, any additional Contracts contemplated hereby or thereby or the consummation of the Transactions, except for compliance with any applicable requirements of the Securities Act, the Exchange Act, state securities and “blue sky” Laws.

(c) The execution and delivery by GE Vernova of this Agreement and the other Transaction Agreements to which GE Vernova is or will be a party and the consummation of the Transactions will not conflict with, or result in any violation of, breach of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation, payment of additional amounts or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with any Contract to which GE Vernova is a party.

SECTION 3.03. Legal Proceedings. There are no Proceedings pending or, to the Knowledge of GE Vernova, threatened against GE Vernova or any of its Affiliates or before any Governmental Entity (a) seeking to prevent or delay the Closing or (b) with the exception of prosecution and registration before a Governmental Entity, relating to the GE IP Assets.

SECTION 3.04. Intellectual Property.

(a) (i) GE Vernova Parent, individually or collectively with its wholly owned Subsidiaries, exclusively owns all right, title and interest in and to the GE IP Assets listed on Schedule B of the Intellectual Property Agreement, in each case free and clear of all Encumbrances other than non-exclusive licenses granted in the ordinary course of business, and except as indicated on such Schedule B, (ii) the consummation of the Transactions will not adversely affect such rights and (iii) GE Vernova Parent, and each of its applicable Subsidiaries, is in material compliance with the terms of any funding or use of facilities or personnel of any Governmental Entity used in the development of any GE IP Asset.

(b) GE Vernova Parent, and each of its applicable Affiliates, has taken commercially reasonable steps to protect its right, title and interest in and to all trade secrets contained in the GE IP Assets, including the execution of appropriate confidentiality agreements with third parties or employees of GE Vernova Parent or its applicable Affiliate, as applicable, who have been granted access to such trade secrets.

SECTION 3.05. Taxes. Except for liens for Taxes not yet due and payable or that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (i) there are no liens for Taxes on any of the GE IP Assets and (ii) no claim has been made by any Taxing Authority that could give rise to any such lien.

SECTION 3.06. Broker’s Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of GE Vernova or any of its Affiliates.

SECTION 3.07. No Other Representations or Warranties. GE Vernova acknowledges that it is relying on its own investigation and examination of the Transactions, including the MT IP License. GE Vernova specifically disclaims that it is relying upon or has relied upon any express or implied representations or warranties made by MT, any Affiliates of MT, any of their respective Representatives or any other Person on behalf of MT in connection with the Transactions except for the representations and warranties contained in Article IV, Article V or certificates delivered at Closing and such representations and warranties contained in the other Transaction Agreements.

ARTICLE IV

Representations and Warranties of MT

MT represents and warrants to GE Vernova as of the date of this Agreement and as of the Closing, as follows:

SECTION 4.01. Organization, Standing and Corporate Power. MT (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has the corporate power to own, lease and operate its assets and to conduct its business as currently conducted, (c) is duly qualified to do business and is in good standing in the jurisdiction of its organization, and (d) is not in violation of any of the provisions of its organizational documents.

SECTION 4.02. Authority; Noncontravention.

(a) MT has all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements to which MT is or will be a party, to perform its obligations hereunder and thereunder and consummate the Transactions. The execution and delivery of this Agreement and the other Transaction Agreements to which MT is or will be a party, as applicable, and the consummation of the Transactions have been duly authorized and approved by all necessary corporate action on the part of MT. This Agreement has been and the other Transaction Agreements to which MT is or will be a party will be as of the Closing duly executed and delivered by MT and, assuming due authorization, execution and delivery by GE Vernova and the Company, as applicable, each constitutes the valid and binding obligation of MT, enforceable against MT in accordance with its terms, subject to the effect of any Enforceability Exceptions.

(b) The execution and delivery by MT of this Agreement and the other Transaction Agreements to which MT is or will be a party do not, and the consummation of the Transactions will not, (i) result in the creation of an Encumbrance on any assets of MT, other than pursuant to the Intellectual Property Agreement, or (ii) conflict with, or result in any violation of, breach of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person (other than the Battelle License Amendment) in accordance with, (A) any provision of the organizational documents of MT, or (B) any Permit, Law or Order applicable to MT or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to MT in connection with the execution and delivery of this Agreement or the other Transaction Agreements to which MT is or will be a party, any additional Contracts contemplated hereby or thereby or the consummation of the Transactions, except for compliance with any applicable requirements of the Securities Act, the Exchange Act, state securities and “blue sky” Laws.

(c) The execution and delivery by MT of this Agreement and the other Transaction Agreements to which MT is or will be a party and the consummation of the Transactions will not conflict with, or result in any violation of, breach of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation, payment of additional amounts or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with any Contract to which MT is a party (other than the Battelle License Amendment).

SECTION 4.03. Legal Proceedings. There are no Proceedings pending or, to the Knowledge of MT, threatened against MT or any of its Affiliates or before any Governmental Entity (a) seeking to prevent or delay the Closing or (b) with the exception of prosecution and registration before a Governmental Entity, relating to the MT IP Assets.

SECTION 4.04. Intellectual Property.

(a) (i) MT exclusively owns all right, title and interest in and to all MT IP Assets, in each case free and clear of all Encumbrances other than non-exclusive licenses granted in the ordinary course of business, (ii) the consummation of the Transactions will not adversely affect such rights and (iii) MT is compliant with the terms of any funding or use of facilities or personnel of any Governmental Entity used in the development of any MT IP Asset.

(b) MT has taken commercially reasonable steps to protect its right, title and interest in and to all trade secrets contained in the MT IP Assets, including the execution of appropriate confidentiality agreements with third parties or employees of MT who have been granted access to such MT IP Assets.

SECTION 4.05. Taxes. (a) Except for liens for Taxes not yet due and payable or that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (i) there are no liens for Taxes on any of the MT IP Assets and (ii) no claim has been made by any Taxing Authority that could give rise to any such lien.

(b) MT has not made an election to treat the Company as a corporation for U.S. federal income tax purposes.

SECTION 4.06. Broker’s Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of MT or any of its Affiliates.

SECTION 4.07. No Other Representations or Warranties. MT acknowledges that it is relying on its own investigation and examination of the Transactions, including the GE IP License. MT specifically disclaims that it is relying upon or has relied upon any express or implied representations or warranties made by GE Vernova, any Affiliates of GE Vernova, any of their respective Representatives or any other Person on behalf of GE Vernova in connection with the Transactions except for the representations and warranties contained in Article III or certificates delivered at Closing and such representations and warranties contained in the other Transaction Agreements.

ARTICLE V

Representations and Warranties of MT Regarding the Company

MT represents and warrants to GE Vernova as of the date of this Agreement and as of the Closing, as follows:

SECTION 5.01. Organization, Standing and Corporate Power.

(a) The Company (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has the corporate power to own, lease and operate its assets and to conduct its business as currently conducted, (iii) is duly qualified to do business and is in good standing in the jurisdiction of its organization, and (iv) is not in violation of any of the provisions of its organizational documents.

(b) The Company was formed as a Delaware limited liability company on January 5, 2024. As of the date hereof, the authorized membership interests of the Company (the “Company Interests”) are 100.0% owned by MT, free and clear of all Encumbrances (other than any transfer restrictions under applicable securities Laws). The Company has never had any assets, Liabilities or business operations, and will have no assets, Liabilities or business operations prior to the Closing, except in connection with the Transactions. Immediately following the Closing, all the outstanding Company Interests will have been duly authorized and validly issued, free and clear of all Encumbrances, except restrictions on transfer under securities Laws and Encumbrances under the A&R LLC Agreement. There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock or other equity rights, stock or other equity appreciation rights, stock-based performance units, Contracts or undertakings of any kind to which the Company is a party or by which it is bound (i) obligating the Company to issue, deliver, sell, repurchase, redeem or otherwise acquire or cause to be issued, delivered, sold, repurchased, redeemed or otherwise acquired any membership interests of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any membership interests of, or other equity interests in, the Company, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, right, security, unit, Contract or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of membership interests of, or other equity interests in, the Company.

SECTION 5.02. Authority; Noncontravention.

(a) The Company has all requisite corporate power and authority to enter into the Transaction Agreements to which the Company is or will be a party, to perform its obligations thereunder and consummate the Transactions. The execution and delivery of the Transaction Agreements to which the Company is or will be a party, as applicable, and the consummation of the Transactions have been duly authorized and approved by all necessary corporate action on the part of the Company. The Transaction Agreements to which the Company is or will be a party will be as of the Closing duly executed and delivered by the Company and, assuming due authorization, execution and delivery by GE Vernova and MT, as applicable, each constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any Enforceability Exceptions.

(b) MT, as the sole member of the Company, has duly adopted resolutions approving this Agreement and the other Transactions, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. Other than as set forth in the immediately preceding sentence, no vote or consent of the holders of any class or series of membership interests of, or other equity interests in, the Company is necessary to approve the Transaction Agreements or the consummation of the Transactions.

(c) The execution and delivery by the Company of the Transaction Agreements to which the Company is or will be a party do not, and the consummation of the Transactions will not, (i) result in the creation of an Encumbrance on any assets of the Company or (ii) conflict with, or result in any violation of, breach of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with, (A) any provision of the organizational documents of the Company, or (B) any Permit, Law or Order applicable to the Company or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of the Transaction Agreements to which the Company is or will be a party, any additional Contracts contemplated hereby or thereby or the consummation of the Transactions, except for compliance with any applicable requirements of the Securities Act, the Exchange Act, state securities and “blue sky” Laws.

(d) The execution and delivery by the Company of the Transaction Agreements to which the Company is or will be a party and the consummation of the Transactions will not conflict with, or result in any violation of, breach of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation, payment of additional amounts or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with any Contract to which the Company is a party.

ARTICLE VI

Covenants Relating to Conduct of Business

SECTION 6.01. Conduct of Business. (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement in accordance with Article X and the Closing (such period, the “Pre-Closing Period”), except with the prior written consent of the other Party, each Party, as licensor, shall, and shall cause its Affiliates to, use their reasonable best efforts to use and maintain its IP Assets in the ordinary course of business consistent with past practice (except to the extent expressly provided otherwise in this Agreement or the Intellectual Property Agreement).  In addition, during the Pre-Closing Period, each Party shall, and shall cause each of its Affiliates to:

(i) continue the prosecution (including fronting fees if needed) of its respective patent applications listed on Schedule A and Schedule B of the Intellectual Property Agreement, and otherwise take necessary and appropriate actions to avoid the abandonment of same;

(ii) materially comply with the terms of any funding or use of facilities or personnel of any Governmental Entity used in the development of any IP Asset; and

(iii) take such actions (and refrain from taking or agreeing to take such actions, including the sale, assignment or exclusive license of any IP Asset) as may be necessary and appropriate to preserve the existence and current value of its respective IP Assets in furtherance of the rights and licenses to be granted in the Intellectual Property Agreement.

SECTION 6.02. Conduct of the Company.

(a) During the Pre-Closing Period, MT shall cause the Company not to conduct any activities other than such activities as are reasonably necessary in connection with its formation and the consummation of the Transactions.

(b) Without limiting the generality of the foregoing, during the Pre-Closing Period, except with the prior written consent of GE Vernova, MT shall not and shall not permit the Company to:

(i) issue, grant, sell, transfer or pledge any Company Interests, or other equity interests in the Company, or any security convertible or exercisable for or exchangeable therefor or any rights thereto, or adjust, split, combine, redeem or repurchase Company Interests;

(ii) make a tax election to treat the Company as a corporation for U.S. federal income tax purposes;

(iii) make or authorize any change in the organizational documents of the Company; or

(iv) take or agree in writing to take, any of the actions described in the foregoing clauses of Section 6.02(b).

SECTION 6.03. Commercially Reasonable Efforts. During the Pre-Closing Period, on the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use commercially reasonable efforts, and shall cooperate with the other Party, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including the satisfaction of the respective conditions set forth in Article VIII (provided that no Party shall be required to waive any condition for its benefit).

SECTION 6.04. Notice of Certain Events. During the Pre-Closing Period, the Parties agree that, subject to applicable Laws, each shall provide the other with prompt notice in writing (together with copies of all related documents and correspondence) of:

(a) any notice or communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; or

(b) any material Proceeding commenced or threatened in writing against it or its Affiliates relating to the Transactions;

provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties under this Agreement.

SECTION 6.05. Access to Information. During the Pre-Closing Period, each Party shall continue to afford the other Party and its Representatives reasonable access during normal business hours in the manner and to the extent as has been previously provided with respect to information concerning the IP Assets as the other Party may reasonably request.  Each requesting Party will be responsible for ensuring that its representatives comply with such Party’s obligations under the Confidentiality Agreement. Such access may not unreasonably interfere with the business of each Party or any of its Affiliates and will be subject to compliance with applicable Laws and any Contracts or Permits to which such Party or any of its Affiliates is subject. Each Party may restrict access to any privileged information relating to any pending or threatened claim.

SECTION 6.06. Public Announcements. Neither Party shall, and each Party shall cause its Affiliates not to, issue any press release or other public announcement or make any public statement concerning the Transactions without the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Laws, Order or any Governmental Entity, in which case the Party required to make the disclosure shall allow the other Party reasonable time (not less than 24 hours) to comment thereon in advance of such issuance and the disclosing Party shall consider in good faith any reasonable comments provided by the other Party.  The press release announcing the execution and delivery of this Agreement shall be a joint press release of the Parties in the form mutually agreed upon by the Parties in writing prior to the date hereof (the “Announcements”).  Notwithstanding the foregoing, (a) this Section 6.06 shall not apply to any press release or other public announcement or statement made by any of the Parties hereto which is substantially consistent with the Announcements and the terms of this Agreement and does not contain any information relating to GE Vernova, MT or any of their respective Affiliates that has not been previously announced or made public in accordance with the terms of this Agreement, (b) each of GE Vernova and MT may make internal announcements to their respective employees that are consistent with the Announcements, and (c) MT and its Affiliates and Representatives may provide information to MT’s current or prospective investors (including limited partners of investment funds affiliated with MT and/or its Affiliates) and/or lenders (and their respective Representatives) regarding the subject matter and terms of this Agreement in connection with their respective fundraising, marketing, informational, transactional and/or reporting activities, in each case, without any required approval by any Party hereto, so long as the recipients of such information are bound by confidentiality obligations with respect to such information in form and substance reasonably acceptable to GE Vernova in advance of receiving such information.

ARTICLE VII

Tax Matters

SECTION 7.01. Transfer Taxes. The Parties agree that the Company will be responsible for all Transfer Taxes imposed by reason of the Transaction. Each Party shall, and shall cause its respective Affiliates and the Company to, (i) cooperate in timely making all filings, returns, reports and forms as may be required in connection with the payment of such Transfer Taxes and (ii) use commercially reasonable efforts, in accordance with the terms of this Agreement, to minimize the amount of such Transfer Taxes.

SECTION 7.02. Tax Forms. Each Party agrees to notify the other Party immediately in writing if any U.S. Tax form previously delivered pursuant to this Agreement ceases to be accurate or complete and to the extent such Party is able to do so, shall furnish, or shall cause to be furnished, to the other Party any additional U.S. Tax forms or information upon reasonable request by such other Party.

SECTION 7.03. Intended Tax Treatment. For U.S. federal income tax purposes, the Parties agree to treat (x) the MT Closing Date Capital Contribution and the GE Closing Date Capital Contribution in exchange for Class A Interests and Class B Interests, respectively, pursuant to the A&R LLC Agreement as a tax-free transfer of property under Section 721(a) of the Code and (y) the Intellectual Property Agreement as licenses to the Company of their respective underlying Intellectual Property (the “Intended Tax Treatment”). The Parties shall not take any tax reporting or tax return position that is inconsistent with the Intended Tax Treatment unless required by a final “determination” within the meaning of Section 1313(a) of the Code.

ARTICLE VIII

Conditions to Closing

SECTION 8.01. Conditions to Each Party’s Obligations for the Closing. The respective obligations of each Party to consummate the Transactions shall be subject to the satisfaction or waiver by each of the Parties (to the extent permitted by Law) at or prior to the Closing of each of the following conditions:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition or any applicable Law (collectively, “Restraints”) preventing or making illegal the consummation of the Transactions shall be in effect.

(b) Battelle License Amendment. MT and Battelle shall have entered into the Battelle License Amendment.

SECTION 8.02. Conditions to Obligations of MT for the Closing. The obligations of MT to consummate the Transactions shall be further subject to the satisfaction or waiver by MT (to the extent permitted by Law) at the Closing of the following conditions:

(a) Representations and Warranties of GE Vernova. Each of the representations and warranties made by GE Vernova and GE Vernova Parent, as applicable, in this Agreement and the other Transaction Agreements to which GE Vernova or GE Vernova Parent is or will be a party, without giving effect to any materiality or material adverse effect qualifications set forth therein, shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date.

(b) Performance of Obligations of GE Vernova. GE Vernova shall have performed and complied in all material respects with all covenants and other obligations of this Agreement required to be performed and complied with by it at or before the Closing.

(c) GE Certificate. MT shall have received a certificate, dated as of the Closing Date and signed on behalf of GE Vernova and GE Vernova Parent by an authorized representative of GE Vernova and GE Vernova Parent, stating that the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied.

(d) Financing. MT shall have committed to use $10 million of any Equity Financing obtained after the date of this Agreement for the purposes of the MT Closing Date Capital Contribution.

SECTION 8.03. Conditions to Obligations of GE Vernova for the Closing. The obligations of GE Vernova to consummate the Transactions shall be further subject to the satisfaction or waiver by GE Vernova (to the extent permitted by Law) at the Closing of the following conditions:

(a) Representations and Warranties of MT. Each of the representations and warranties made by MT in this Agreement and the other Transaction Agreements to which MT is or will be a party, without giving effect to any materiality or material adverse effect qualifications set forth therein, shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date.

(b) Performance of Obligations of MT. MT shall have performed and complied in all material respects with all covenants and other obligations of this Agreement required to be performed and complied with by it at or before the Closing.

(c) MT Certificate. GE Vernova shall have received a certificate, dated as of the Closing Date and signed on behalf of MT by an authorized representative of MT, stating that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

ARTICLE IX

Indemnification

SECTION 9.01. Indemnification. From and after the Closing, each Party (an “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and their respective officers, directors, agents and employees (each, an “Indemnified Person”) from and against any and all losses, liabilities, damages, claims, suits, settlements, reductions in value, costs and expenses, including reasonable costs of investigation, settlement, and defense and reasonable legal fees, court costs, and any interest costs or penalties (collectively, “Losses”), arising out of, related to or otherwise by virtue of (a) any failure of any representation and warranty of the Indemnifying Party set forth herein to be true and correct as of the date hereof or as of the Closing Date; and (b) any breach by the Indemnifying Party of any of such Party’s covenants or agreements contained herein.

ARTICLE X

Termination

SECTION 10.01. Termination. At any time prior to the Closing, this Agreement may be terminated:

(a) by mutual written consent of GE Vernova and MT;

(b) by either GE Vernova or MT, pursuant to a written notice, if the Closing shall not have occurred on or before March 31, 2024, or such later date as may be mutually agreed between the Parties in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any Party whose breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date;

(c) by either GE Vernova or MT, pursuant to a written notice, if any Restraint having the effect set forth in Section 8.01(a) shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any Party if such Party has failed to perform its obligations pursuant to Section 6.03;

(d) by MT, pursuant to a written notice, if GE Vernova shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.02(a) or Section 8.02(b) and (B) is incapable of being cured or, if capable of being cured by the Termination Date, GE Vernova (x) shall not have commenced good-faith efforts to cure such breach or failure to perform within 30 calendar days following receipt by GE Vernova of written notice of such breach or failure to perform from MT stating the MT’s intention to terminate this Agreement pursuant to this Section 10.01(d) and the basis for such termination or (y) are not thereafter continuing to take good-faith efforts to cure such breach or failure to perform; provided that MT shall not have the right to terminate this Agreement pursuant to this Section 10.01(d) if MT is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(e) by GE Vernova, pursuant to a written notice, if MT shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.03(a) or Section 8.03(b) and (B) is incapable of being cured or, if capable of being cured by the Termination Date, MT (x) shall not have commenced good-faith efforts to cure such breach or failure to perform within 30 calendar days following receipt by MT of written notice of such breach or failure to perform from GE Vernova stating the GE Vernova’s intention to terminate this Agreement pursuant to this Section 10.01(e) and the basis for such termination or (y) are not thereafter continuing to take good-faith efforts to cure such breach or failure to perform; provided that GE Vernova shall not have the right to terminate this Agreement pursuant to this Section 10.01(e) if GE Vernova is then in material breach of any of its representations, warranties, covenants or agreements hereunder.

SECTION 10.02. Effect of Termination. If this Agreement is terminated in accordance with Section 10.01, this Agreement and the other Transaction Agreements shall forthwith become void and there shall be no Liability on the part of MT or GE Vernova or their respective officers, directors, stockholders or Affiliates under this Agreement or any of the other Transaction Agreements; provided, however, that each Party shall remain liable for any fraud and for any willful breaches of this Agreement; and provided, further, that the Confidentiality Agreement and the provisions of this Section 10.02 and Article XI shall remain in full force and effect and survive any termination of this Agreement.

SECTION 10.03. Fees and Expenses. In the event that the Closing occurs, the Parties agree that the Company shall reimburse each Party for its documented out-of-pocket fees and expenses incurred in connection with this Agreement and the Transactions up to an aggregate amount per Party equal to $250,000; provided that the aggregate amount of such fees and expenses reimbursable by the Company to any Party shall not exceed the lesser of the aggregate amount of fees and expenses incurred by either Party. In the event that the Closing does not occur, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees or expenses.

ARTICLE XI

Guarantee

SECTION 11.01. GE Vernova Parent Guarantee.

(a) GE Vernova Parent hereby absolutely, irrevocably and unconditionally guarantees to MT, the Company and their respective Affiliates the full and timely observance, performance and discharge by each applicable member of the GE Group of any agreements, covenants or other obligations that are required to be performed or satisfied by such member of the GE Group under any of the Transaction Agreements to which such member of the GE Group is or will be a party (including any obligations to make payments in respect of capital contributions under the A&R LLC Agreement), in each case in accordance with and solely if, as and when required by the terms of such Transaction Agreements (in each case, as any such Transaction Agreements may be amended or modified from time to time in accordance with their respective terms) (the “Guaranteed Obligations”). All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Subject to Section 11.02, the guarantee contained in this Section 11.01 (the “Guarantee”) is a continuing one and shall remain in full force and effect until all of the Guaranteed Obligations shall have been paid and performed in full, and will be binding upon GE Vernova Parent, its successors and permitted assigns.

(b) If for any reason any member of the GE Group fails to perform or satisfy any Guaranteed Obligations with respect to which it is the obligor, or cause the same to be duly and promptly performed or satisfied, then GE Vernova Parent will itself duly and promptly perform or satisfy the Guaranteed Obligations, or cause the same to be duly and promptly performed or satisfied, in each case as if GE Vernova Parent were itself the obligor with respect to such Guaranteed Obligations. The guarantee provided in this Section 11.01 shall become effective as of the Closing. GE Vernova Parent further agrees that the Guarantee constitutes a guaranty of payment and performance when due and not of collection and is in no way conditioned or contingent upon any attempt to collect from any member of the GE Group.

(c) Section 6.01, Section 7.03, Section 11.01, Section 12.02, Section 12.03, Section 12.04, Section 12.05, Section 12.06, Section 12.07, Section 12.08, Section 12.09, Section 12.10, Section 12.11, Section 12.12 and Section 12.13 shall apply with respect to GE Vernova Parent and the Guarantee, and any use of the term “Party” or “Parties” in such Sections shall be deemed to include GE Vernova Parent.

ARTICLE XII

Miscellaneous

SECTION 12.01. Survival of Representations and Warranties. Except as otherwise expressly set forth herein or in another Transaction Agreement, the representations and warranties (other than the representations and warranties contained in Sections 3.01, 3.02(a), 3.04, 3.06, 4.01, 4.02(a), 4.04, 4.06, 5.01, 5.02(a) and 5.02(b), which shall survive until the sixth anniversary of the Closing) made by GE Vernova, on the one hand, and MT, on the other hand, in the Transaction Agreements, shall survive the execution and delivery of this Agreement and the Closing and remain in full force and effect until the first anniversary of the Closing; provided that nothing herein shall relieve any Party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation or warranty until the applicable survival period therefor as described above expires.

SECTION 12.02. Notices.

(a) All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one Business Day after having been dispatched by a nationally recognized overnight courier service or when sent via email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto) to the Parties at the following address (or at such other addresses for a Party as shall be specified by like notice):

(i)    if to MT, to:

MT Technologies LLC
34361 Innovation Drive
Ronan, Montana 59864
Attention: Matt Jore
Email: mattjore@mt.energy

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention: O. Keith Hallam
David J. Kappos
Jin-Kyu Baek
Benjamin G. Joseloff
Email: KHallam@cravath.com
DKappos@cravath.com
JBaek@cravath.com
BJoseloff@cravath.com

(ii)    if to GE Vernova, to:

GE Ventures LLC
58 Charles St.
Cambridge, MA 02141
Attention: Limor Spector
Email: limor.spector@ge.com

with a copy (which shall not constitute notice) to:

Holland & Knight LLP
31 West 52nd Street
New York, NY 10019
Attention: Waajid Siddiqui
Email: Waajid.Siddiqui@hklaw.com

(iii)    if to GE Vernova Parent, to:

GE Vernova LLC
58 Charles St.
Cambridge, MA 02141
Attention: Limor Spector
Email: limor.spector@ge.com

with a copy (which shall not constitute notice) to:

Holland & Knight LLP
31 West 52nd Street
New York, NY 10019
Attention: Waajid Siddiqui
Email: Waajid.Siddiqui@hklaw.com

(b) Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 12.02.

SECTION 12.03. Terms Generally; Interpretation. Except to the extent that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, Schedule or Recitals, such reference is to an Article, Section or Subsection of, an Exhibit or Schedule or the Recitals to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) the words “include”, “includes” or “including” (or similar terms) are deemed to be followed by the words “without limitation”;

(d) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) any gender-specific reference in this Agreement includes all genders;

(f) the definitions contained in this Agreement are applicable to the other grammatical forms of such terms;

(g) a reference to any legislation or to any provision of any legislation will include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation;

(h) references to a Person are also to its permitted successors and assigns;

(i) the Parties have participated jointly in the negotiation and drafting hereof; if any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision hereof; no prior draft of this Agreement nor any course of performance or course of dealing will be used in the interpretation or construction hereof; and

(j) no parol evidence will be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty at issue is plainly discernible from a reading of this Agreement without consideration of any extrinsic evidence.

SECTION 12.04. Counterparts. This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise, including electronic delivery), each of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party; it being understood that all Parties need not sign the same counterpart.

SECTION 12.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other Transaction Agreements and the documents and instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including all the exhibits attached hereto or thereto, (a) constitute the entire agreement among the parties to the Transaction Agreements with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties to the Transaction Agreements with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties to the Transaction Agreements any rights or remedies hereunder (except the provisions of Section 9.01 and Article XI, which are intended to be for the benefit of the Persons covered thereby and may, to the extent provided therein, be enforced by such Persons).

SECTION 12.06. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

SECTION 12.07. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or arbitrator to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.

SECTION 12.08. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as otherwise provided herein all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 12.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF DELAWARE, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

SECTION 12.10. JURISDICTION AND VENUE. Each Party hereby irrevocably agrees that any legal dispute, claim or controversy shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the District of Delaware, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such legal dispute, claim or controversy. During the period that an action, suit or proceeding is filed in accordance with this Section is pending before a court, all actions, suits or proceedings with respect to such dispute, claim or controversy or any other dispute, claim or controversy, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each Party hereby waives, and shall not assert as a defense in any action, suit, or proceeding, that (a) such Party is not subject thereto, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit, or proceeding is improper.

SECTION 12.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

SECTION 12.12. Specific Performance. The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties fail to take any action required of them hereunder to consummate this Agreement and the Transactions. Subject to the following sentence, the Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 12.10 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right neither GE Vernova nor MT would have entered into this Agreement. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12.12 shall not be required to provide any bond or other security in connection with any such order or injunction.

SECTION 12.13. Amendments. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each Party against whom such amendment or waiver shall be enforced.

[Signature Pages Follow]

IN WITNESS WHEREOF, MT, GE Vernova and GE Vernova Parent have caused this Agreement to be signed as of the date first written above.

MONTANA TECHNOLOGIES LLC,

by

/s/ Matt Jore
Name:	Matt Jore
Title:	Chief Executive Officer

GE VENTURES LLC,

by

/s/ Robert Duffy
Name:	Robert Duffy
Title:	President

GE VERNOVA LLC,

by

/s/ Victoria Vron
Name:	Victoria Vron
Title:	Vice President

[Signature Page to Joint Venture Formation Framework Agreement]

Exhibit A

A&R LLC Agreement

Exhibit B

Intellectual Property Agreement

Exhibit C

Master Services Agreements